EXHIBIT 99(a)

For Immediate Release:  June 12, 1996                         NASDAQ Ticker
Symbol:  CDSI

COMPUTER DATA SYSTEMS, INC. ANNOUNCES CORPORATE REORGANIZATION

Contact:  Sandy Christopher (301) 921-7044

ROCKVILLE, MARYLAND, JUNE 12, 1996---CDSI Chief Executive Officer and President Peter A. Bracken announced today a plan, which will be effective July 1, 1996, to reorganize the Company into two business units - the CDSI Information Technology Solutions Company (ITS) and the CDSI Business Applications Solutions Company (BAS). These business units will function as distinct companies with different lines of business, but will not be formally incorporated or function as separate legal entities.

"This reorganization strengthens CDSI's business structure, promotes efficiency, and favorably positions the Company for future growth," said Bracken. "The organization of these two business units allows us to leverage the existing strengths of our people so that we can more effectively respond to our customers' needs."

ITS will combine CDSI's present Systems Engineering Group and Professional Services Group. "Such a combination seems natural as the lines of business of these groups are similar and presently overlap," said Bracken. "With the combined power and synergy of these two organizations, I'm very excited about the growth potential of ITS."

CDSI's current Executive Vice President of Business Development Mary Ann Mayhew will be appointed as President of ITS. The present management of both the Professional Services and the Systems Engineering Groups will play key roles in ITS. Professional Services Group's Ed Johnson will serve as Senior Vice President of Operations for ITS and will support Mayhew's efforts in carrying out the day-to-day operations of this business unit. Systems Engineering Group's Bill Gray will serve as Executive Vice President of Pacific and Eastern Zone General Services Administration (GSA) Programs and will have specific responsibilities for winning and growing contracts for ITS.

"ITS will continue offering a full range of information technology support to CDSI's government customers, including the migration of mainframe legacy applications to client/server environments, network integration, telecommunications support, application software development and maintenance, and automated office systems support," said Mayhew.

Mayhew has been involved - through both her business development and contracts role - in dealing with CDSI's customers and their special needs.

In addition to the above role, Bracken will appoint Gray to be CDSI's Executive Vice President primarily responsible for CDSI's Argentina operations and, in that capacity, will report directly to Bracken.

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CDSI Executive Vice President Tom Green will be appointed as President of BAS.
In this capacity, Green will be responsible for all of CDSI's processing services, outsourcing, and financial software business, including one of CDSI's largest clients - the Department of Education supporting the Direct Student Loan Program.

"Additionally, Tom's charter will be to not only continue to grow federal government business, but to 'lead the charge' into our many new opportunities in the commercial world," said Bracken.

As part of the reorganization, CDSI is announcing the creation of a new organization to help further CDSI's growth potential. This new organization, which will be known as the Corporate Development Group, will be responsible for strategic planning, the annual business plan preparation, and merger/acquisition opportunities.

"These are exciting times for CDSI," said Bracken. "I firmly believe that we are favorably positioned in a rapidly growing, competitive market. We have the resources and vision necessary to grow."

Computer Data Systems, Inc. (CDSI) is a recognized leader in providing broad-based information technology solutions for government and commercial customers. As one of the foremost federal system integrators and system developers in the United States, CDSI provides customers with innovative applications for enhancing their business processes -- enabling customers to realize cost efficiencies, provide better service, and introduce new capabilities. CDSI's services include systems integration, custom software development, data center management, proprietary applications software, CASE tools, and value-added processing.